UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2017

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 12, 2017, Ampio Pharmaceuticals, Inc. (the “Company”) announced that the Company has not renewed the employment agreement of Gregory Gould, the Company’s Chief Financial Officer, which expired on June 10, 2017, and has appointed Thomas E. Chilcott, III, the Company’s controller, as interim Chief Financial Officer effective as of June 11, 2017. As previously disclosed, Mr. Gould had been dividing his time as Chief Financial Officer of both the Company and Aytu BioScience, Inc. since April 2015.

Prior to joining the Company, Mr. Chilcott, 49, served as the President and Chief Financial Officer of Chilcott Consulting Group from September 2006 to December 2016. There are no family relationships between Mr. Chilcott and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Chilcott’s appointment as interim Chief Financial Officer, Mr. Chilcott will receive, subject to approval by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), an increase to his annual salary such that after such increase his annual salary will be in the amount of $180,000. Mr. Chilcott is entitled to receive an annual bonus each year that will be determined by the Compensation Committee based on individual achievement and company performance objectives established by the Board of Directors of the Company or the Compensation Committee. The targeted amount of the annual bonus shall be $50,000, although the actual bonus may be higher or lower.

In addition, subject to the approval of the Compensation Committee, Mr. Chilcott will be granted options to purchase up to 100,000 shares of the Company’s common stock. The options will vest approximately as follows: (i) one-third of the shares will vest on June 15, 2017 (the “Vesting Start Date”), (ii) one-third of the shares will vest on the one year anniversary of the Vesting Start Date, and (iii) one-third of the shares will vest on the two year anniversary of the Vesting Start Date. Mr. Chilcott will continue to be entitled to participate in the Company’s health plan on terms available to other Company employees. The term of Mr. Chilcott’s employment as interim Chief Financial Officer has not been established.

Item 7.01	Regulation FD Disclosure.

On June 12, 2017, the Company issued a press release announcing Mr. Chilcott’s appointment. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ampio Pharmaceuticals, Inc. issued June 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III Chief Financial Officer

Dated: June 15, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ampio Pharmaceuticals, Inc. issued June 12, 2017